Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND

CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. § 1350

In connection with the Quarterly Report on Form 10-Q for the period ended June 30, 2011 (the “Form 10-Q”) of Surrey Bancorp (the “Company”), we, Edward C. Ashby, III, Chief Executive Officer of the Company, and Mark H. Towe, Chief Financial Officer of the Company, hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to our knowledge:

(a) the Form 10-Q fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(b) the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods presented in the Form 10-Q.

By: /s/ Edward C. Ashby, III	Date: August 12, 2011
Edward C. Ashby, III.
President and Chief Executive Officer
(Principal Executive Officer)

By: /s/ Mark H. Towe	Date: August 12, 2011
Mark H. Towe
Sr. Vice-President and Chief Financial Officer
(Principal Financial Officer)

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